                                                                    EXHIBIT 10.4





                              AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT

                                    BETWEEN

                             ITERATED SYSTEMS, INC.

                                      AND

                                 JOHN C. BACON

                       EFFECTIVE AS OF FEBRUARY 16, 1998

                               TABLE OF CONTENTS

                         EXECUTIVE EMPLOYMENT AGREEMENT

SECTION                                                        PAGE NO.
-------                                                        --------

1.   Background................................................   1

2.   Definitions...............................................   1

3.   Employment................................................   3

4.   Responsibilities..........................................   3

5.   Compensation..............................................   3

6.   Termination...............................................   4

7.   Proprietary Information...................................   5

8.   Ownership.................................................   6

9.   Exclusive Service and Non-Competition Covenant............   6

10.  Covenant Not to Hire......................................   7

11.  Non-Solicitation..........................................   7

12.  Equitable Relief..........................................   7

13.  Severability..............................................   7

14.  Attorneys' Fees...........................................   7

15.  Headings..................................................   8

16.  Arbitration...............................................   8

17.  Notices...................................................   8

18.  General Provisions........................................   9

19.  Entire Agreement..........................................   9


       EXHIBIT A -  Duties of Employee
       EXHIBIT B -  Bonus Arrangement
       EXHIBIT C -  1994 Amended and Restated Stock Option Plan
       EXHIBIT D -  Stock Option Terms
       EXHIBIT E -  Additional Benefits

              AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between ITERATED SYSTEMS, INC., a Georgia corporation with its principal offices at Suite 600 - Seven Piedmont Center, 3525 Piedmont Road, Atlanta, Georgia 30305 (the "the Company") and JOHN C. BACON ("Employee"), an individual, and shall be effective on the Effective Date, as defined below.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereto, the parties do hereby covenant and agree as follows:

1. BACKGROUND.

     A. The Company is engaged in the business of (i) research and development in the area of fractal geometry and dynamical systems, (ii) application of the results from such research and development in the compression, transmission, storage and decompression of images using computer technology, and (iii) design, development, marketing and distribution of products and services which embody or relate to the compression, transmission, storage and decompression of images.

     B. The Company desires to secure and retain the services of Employee in the office and in the capacities to be designated pursuant to Subsection 4A. hereof, and Employee desires to engage in the full and active employ of the Company in accordance with the terms and conditions herein set forth, and the Company desires to retain Employee's valuable skills and services for the benefit of the Company.

2. DEFINITIONS.

     As used in this Agreement and the Exhibits, the following terms shall have the meaning as set forth below, and the parties hereto agree to be bound by the provisions hereof:

     A. AREA means the geographic area of the United States and Canada in which operations are performed, supervised, or assisted in by Employee on behalf of the Company as of and after the Effective Date while Employee is employed by the Company.

     B.  BOARD OF DIRECTORS means the Board of Directors of the Company.

     C. BUSINESS OF THE COMPANY means (i) research and development in the area of fractal geometry and dynamical systems, (ii) application of the results from such research and development in the compression, transmission, storage and decompression of images using computer technology, and (iii) the design, development, marketing and distribution of products and services which embody or relate to the compression, transmission, storage and decompression of images.

     D.  CHANGE IN CONTROL has the meaning set forth in EXHIBIT D, Section 5.

     E.  COMPANY means Iterated Systems, Inc. and its successors.

     F. CONTINUOUS SERVICE means a period of continuous performance of services by Employee for the Company or its successor, as determined by the Board of Directors.

     G.  EFFECTIVE DATE means February 16, 1998.

     H. OFFERING means the closing of a public sale of common stock by the Company within twenty-four (24) months after the Effective Date resulting in (i) the Company having an aggregate market capitalization in an amount of at least $250 million as determined by the Board of Directors based only on the then current issued and outstanding common stock of the Company, and (ii) a payment of proceeds to the Company in an amount of at least $20 million, each as a result of a filing of a registration statement by the Company declared effective by the U.S. Securities and Exchange Commission ("SEC") with respect to an underwritten firm commitment offering of the Company's common stock and the listing thereof on a nationally recognized stock exchange in the U.S.; the filing of a Form 10 with the SEC shall not constitute an Offering.

     I. OFFERING CLOSING DATE means the date on which the net proceeds of an Offering are paid in full to the Company.

     J. PERMANENT DISABILITY means a physical or mental condition which renders Employee incapable of performing his regular duties hereunder for a period of ninety (90) consecutive days as reasonably determined by the Board of Directors.

     K.  PLAN means the Company's 1994 Amended and Restated Stock Option Plan.

     L. TERM means the period from the Effective Date and continuing until three (3) years thereafter, unless the Agreement is earlier terminated for any reason as set forth herein. This Agreement may be extended beyond the Term upon written agreement by each party.

     M. TERMINATION WITH CAUSE means the termination of this Agreement and the employment relationship of Employee with the Company, only for the following:

     (i) Theft or embezzlement by Employee with regard to property of the Company;

     (ii) Continued gross neglect by Employee in fulfilling his duties as set forth in this Agreement, after written notification from the Board of Directors of such gross neglect, setting forth in detail the matters involved and Employee's failure to cure the problem resulting in such gross neglect within thirty (30) days after receipt of notice by Employee from the Company;

     (iii) Death or Permanent Disability of Employee;

     (iv) Actual fraud or other material acts of dishonesty in conducting the Company's business or in the fulfillment by Employee of his assigned responsibilities; the destruction of any material amount of the Company's property willfully or through Employee's gross neglect; or the unauthorized disclosure of any information constituting Confidential Information which disclosure has a material adverse impact on the financial condition of the Company, or a Trade Secret, but not including general statements regarding the Company and its business which do not include Trade Secrets or Confidential Information, to any person, business or entity in violation of
     Section 7; or

     (v) A violation or other failure of Employee to perform in accordance with any material provision of any written agreement with the Company or to perform in accordance with the reasonable directives imposed upon him by the Board of Directors, if such violation or other failure is not cured within thirty (30) days after receipt of notice by Employee from the Company.

     N. TERMINATION WITHOUT CAUSE means a termination by the Company of this Agreement and the employment relationship of Employee with the Company which is not a Termination With Cause or a Voluntary Termination, but not including the expiration of this Agreement.

     O. VOLUNTARY TERMINATION means unilateral termination by Employee of his employment with the Company prior to the end of the Term; provided that Employee shall not be considered to have unilaterally terminated his employment with the Company, even though such termination is initiated by Employee, if such termination occurs following: (i) a breach of a material term of this Agreement by the Company, which is not cured by the Company within thirty (30) days after receipt by the Company of notice from Employee, or (ii) any relocation to which Employee has not agreed to an office of the Company located more than thirty-five (35) miles from the city limits of Atlanta, Georgia.

3. EMPLOYMENT. Subject to the terms and conditions hereof, the Company, through its Board of Directors, agrees to employ Employee in the office of Chief Executive Officer and President of the Company, and Employee agrees to accept such employment and office upon the terms and conditions set forth herein.

4. RESPONSIBILITIES.

     A. Commencing as of the Effective Date and during the Term, Employee shall assume the responsibilities, perform the duties, and exercise the powers as directed by the Board of Directors (which are presently described on EXHIBIT A).

     B. In performing the duties and exercising the powers as set forth in this Agreement, Employee agrees and acknowledges to act in a professional, ethical and business like manner at all times and under all circumstances in which Employee may be representing or acting on behalf of the Company. Employee also agrees to comply with and follow all codes of conduct and other provisions included in any employee handbook distributed by the Company.

5. COMPENSATION. The Company shall pay, and Employee agrees to accept, as full and complete compensation for services to be rendered hereunder during the Term, the remuneration described below:

     A. MONTHLY SALARY. The Company shall pay Employee a base monthly salary as of the Effective Date of Twenty Three Thousand Seven Hundred and Fifty Dollars ($23,750.00) per month ("Monthly Salary"), subject to increases which, if granted, shall be effective and in such amounts as the Board of Directors in its sole discretion may deem appropriate. Monthly Salary shall be payable according to the customary payroll practices of the Company.

     B. BONUS. The Company shall pay Employee the bonus in accordance with the terms and conditions set forth on EXHIBIT B hereof.

     C. STOCK OPTIONS. Employee will be granted stock options in accordance with the Company's 1994 Amended and Restated Stock Option Plan as set forth in EXHIBIT C (the "Plan") subject to the restrictions and rights set forth in the

Plan and shareholder approval of an increase in the number of shares reserved under the Plan from 2,400,000 to 3,400,000, according to the stock option terms set forth on EXHIBIT D.

     D.   INSURANCE AND BENEFITS.

    (i) The Company shall allow Employee to participate in or receive benefits under all employee and executive benefit plans or arrangements maintained by the Company all at the highest level that is available through the Company to other senior officers of the Company subject to the same terms and conditions as generally apply to such other senior officers.

    (ii) Employee shall be entitled to all holidays recognized by the Company and vacation time as are generally available to other senior officers of the Company, with continuing payment of all compensation as set forth herein. Employee shall be reimbursed by the Company for all necessary and reasonable expenses incurred on behalf of the Company in accordance with then current reimbursement policies of the Company.

    (iii) Employee shall receive the additional benefits set forth in EXHIBIT E.

    E.    FORM OF CURRENCY.   All amounts set forth in this Agreement are
designated in U.S. dollars.

6.  TERMINATION.

    A. During the Term, this Agreement may be terminated, subject to the terms, conditions and obligations hereof, by any of the following events:

         (i) Written agreement by each party expressed in a single document signed by both the Company and Employee;

        (ii)   Voluntary Termination by Employee;

        (ii)   Death of Employee;

        (iii)  Termination Without Cause; or

        (iv)   Termination With Cause.

   B. If the Company elects in its discretion to terminate the employment of Employee at any time in such a manner as constitutes a Termination Without Cause, then the Company shall be required to continue to pay Employee an amount equal to Employee's Monthly Salary at then current rate for a period of eighteen
(18) months ("Severance Payment"). The Severance Payment shall be payable to Employee in accordance with the Company's standard pay periods and shall be subject to all applicable withholdings, or, in the Company's sole discretion, in a lump sum equal to the Severance Payment. The foregoing shall constitute the sole and exclusive liability of the Company for a Termination Without Cause.

     C. The obligations of Employee under Sections 7, 8, 9, 10, and 11 shall survive termination or expiration of this Agreement for any reason. The obligations of the Company under Section 6B., to the extent applicable, shall also survive such termination.

     D. Upon termination of employment for any reason, Employee shall return immediately to the Company all documents, property, and other records of the Company, and all copies thereof, and all Property, within Employee's possession, custody or control, including but not limited to any materials containing any Trade Secrets or Confidential Information or any portion thereof.

7.   PROPRIETARY INFORMATION.

     A. In performance of services under this Agreement, Employee may have access to:

     (i) information in any form (written, oral or electronic) of the Company or a third party providing information to the Company under obligations of non-disclosure which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (referred to herein as "Trade Secrets" or, individually, as a "Trade Secret"); or

     (ii) information in any form (written, oral or electronic) of the Company or a third party providing information to the Company under obligations of non-disclosure which does not rise to the level of a Trade Secret, but is valuable to the Company or a third party providing such information to the Company and treated as confidential by the Company or a third party providing such information to the Company (referred to herein as "Confidential Information").

     B. Employee acknowledges and agrees that with respect to Trade Secrets and Confidential Information provided to or obtained by Employee (hereinafter collectively the "Proprietary Information"):

     (i) that the Proprietary Information is and shall remain the exclusive property of the Company or a third party providing such information to the Company;

     (ii) to use the Proprietary Information exclusively for the purpose of fulfilling the obligations under this Agreement;

     (iii)to return the Proprietary Information, and any copies thereof, in his possession or under his control, to the Company upon request of the Company, or expiration or termination of this Agreement for any reason; and

     (iv) to hold the Proprietary Information in confidence and not to copy, publish, or disclose to others or allow any other party to copy, publish, or disclose to others, in any form, any Proprietary Information without the prior written approval of an authorized representative of the Company.

     C. The obligations and restrictions set forth in Subsection 7B(iv) above shall survive expiration or termination of this Agreement, for any reason, and shall remain in full force and effect as follows:

     (i) as to Trade Secrets, for so long as such information remains subject to protection under applicable law;

     (ii) as to Confidential Information, for a period of three (3) years after expiration or termination of this Agreement for any reason.

     D. The obligations set forth in this Section 7 shall not apply or shall terminate with respect to any particular portion of the Proprietary Information which:

     (i) was in Employee's possession, free of any obligation of confidence, prior to his receipt from the Company;

     (ii) is in the public domain at the time the Company communicates it to Employee, or becomes available to the public through no breach of this Agreement by Employee; or

     (iii) is received by Employee independently and in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential.

     E. The confidentiality, property, and proprietary rights protections available in this Agreement are in addition to, and not exclusive of, any and all other rights, including those provided under copyright, corporate officer or director fiduciary duties, and trade secret and confidential information laws and under the Georgia Trade Secrets Act.

8. OWNERSHIP. Employee agrees and acknowledges that all works of authorship and inventions, including but not limited to products, goods, know-how, Trade Secrets and Confidential Information, and any improvements, modifications, enhancements, derivative works, and/or revisions to existing products, goods, know-how, Trade Secrets and/or Confidential Information, in any form and in whatever stage of creation or development, arising out of or resulting from, or in connection with, the services provided by Employee to the Company under this Agreement or at any time prior to the Effective Date (collectively, the "Property"), as they now exist and are currently used by the Company or otherwise, or as they may exist in the future or have existed in the past, are works made for hire and shall be the sole and exclusive property of the Company. Employee hereby transfers and assigns to the Company any and all right, title and interest in the Property, in whatever form, including all worldwide copyrights, patents, trade secrets, moral rights and confidential and proprietary rights therein and agrees to execute such documents as the Company may reasonably request for the purpose of effectuating the rights of the Company herein.

9. EXCLUSIVE SERVICE AND NON-COMPETITION COVENANT. Employee covenants and agrees that during his employment with the Company and for a period of two (2) years following the termination or expiration of his employment with the Company for any reason, Employee shall not, anywhere within the Area, engage in any one or more of the activities set forth on EXHIBIT A ("Duties of Employee") attached hereto and in effect as of the Effective Date in which

Employee is engaged during the two (2) year period (or the period of time Employee has been employed by the Company, if shorter) prior to the termination or expiration of this Agreement, on behalf of any person, firm, corporation or entity engaged in the Business of the Company, if the Company is engaged in such business on the date of termination or expiration.

10. COVENANT NOT TO HIRE. Employee agrees that Employee will not, for a period of two (2) years after termination or expiration of employment with the Company for any reason, solicit for employment, attempt to employ or affirmatively assist any other person or entity in employing or soliciting for employment any person employed by the Company.

11. NON-SOLICITATION. Employee agrees that during his employment with the Company and during the period of two (2) years immediately following cessation of Employee's employment with the Company for any reason, Employee shall not, on Employee's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, solicit, contact, call upon, communicate with or attempt to communicate with, any customer or prospect of the Company, or any representative of any customer or prospect of the Company, with a view to selling or providing any product, equipment, or service competitive with any product, equipment or service sold or provided or under development by the Company during the period of two (2) years (or the period of time Employee has been employed by the Company, if shorter) immediately preceding cessation of Employee's employment with the Company, provided that the restrictions set forth in this Section 11 shall apply only to customers or prospects of the Company, or representatives of customers or prospects of the Company, with which Employee had contact during such two (2) year period (or the period of time Employee has been employed by the Company, if shorter).

12. EQUITABLE RELIEF. The parties to this Agreement acknowledge that a breach by Employee of any of the terms or conditions of Sections 7, 8, 9, 10 or 11 of this Agreement will result in irrevocable harm to the Company and that the remedies at law for such breach may not adequately compensate the Company for damages suffered. Accordingly, Employee agrees that in the event of such breach, the Company shall be entitled to injunctive relief or such other equitable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit the Company's right to any remedies at law, including the recovery of damages for breach of this Agreement.

13. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, such holdings shall not affect the enforceability of any other provision of this Agreement, and all other provisions shall continue in full force and effect.

14. ATTORNEYS' FEES. If a dispute between the parties arises in connection with this Agreement, the prevailing party as determined through arbitration or final judgment of a court of competent jurisdiction (which arbitration or judgment is not subject to further appeal due to the passage of time or otherwise) shall be entitled to reimbursement from the other party for reasonable attorneys' fees and expenses incurred by the prevailing party in connection with the resolution of the dispute.

15. HEADINGS. The headings of the several paragraphs in this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

16. ARBITRATION. Other than controversies or claims arising out of or relating to the covenants contained in Sections 7, 8, 9, 10 and 11 hereof, any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules ("Rules") of the American Arbitration Association ("AAA"). Arbitration shall be initiated by a party by giving notice in the manner set forth herein to the other party of its intention to arbitrate, which notice shall contain a statement setting forth the nature of the dispute, the amount claimed, if any, and the remedy sought. The initiating party shall then file a copy or copies of the notice as set forth under the Rules. Atlanta, Georgia shall be the location where the arbitration is held. The parties shall agree upon and appoint three
(3) arbitrators in accordance with the Rules within twenty (20) days of the effective date of notice of arbitration; however, if the parties fail to make such designation within twenty (20) days, the AAA shall make the appointment. The determinations of such arbitrators will be final and binding upon the parties to the arbitration, and judgment upon the award rendered by the arbitrators may be entered in any such court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The arbitrators shall apply the laws of the State of Georgia as to both substantive and procedural questions.

17. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if (i) delivered personally; (ii) mailed by certified mail, return receipt requested, with proper postage prepaid; or (iii) delivered by recognized courier contracting for same day or next day delivery with signed receipt acknowledgment to:

          (a)  To the Company:


               Iterated Systems, Inc.
               Suite 600 - Seven Piedmont Center
               3525 Piedmont Road
               Atlanta, Georgia  30305-1530
               Attention:  Chairman of the Board of Directors

               With a copy to:

               John C. Yates, Esq.
               Morris, Manning & Martin, LLP
               1600 Atlanta Financial Center
               3343 Peachtree Road, N.E.
               Atlanta, Georgia  30326

          (b)  To Employee:

               John C. Bacon
               425 Overview NW
               Atlanta, Georgia  30327

or at such other address as the parties hereto may have last designated by notice to the other parties. Any item delivered personally or by recognized courier contracting for same day or next day delivery shall be deemed delivered on the date of delivery. Any item mailed by certified mail shall be deemed to have been delivered on the date evidenced on the return receipt.

18. GENERAL PROVISIONS. This Agreement shall be governed by and construed under the laws of the State of Georgia, without giving effect to its conflict of law principles. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Neither party may assign his or its rights and obligations under this Agreement to any other party.

19. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto, and except as otherwise provided in this Agreement, supersedes and cancels all previous and contemporaneous written and oral agreements, including the Employment Agreement dated March 1, 1997 between the Company and Employee and any and all amendments thereto. No amendment or modification of this Agreement shall be valid or binding unless in writing and signed by the party to be bound.

     IN WITNESS WHEREOF, the parties hereto have affixed their seals and executed this Agreement effective as of the Effective Date.


                              ITERATED SYSTEMS, INC.


                              /s/ Alan D. Sloan
                              ----------------------------------
                              By:     Alan D. Sloan
                                      ---------------------------
                              Title:  Executive Vice President
                                      ------------------------

                              Date:   3/12/98
                                      -------------------------


                              EMPLOYEE:


                                     /s/ John C. Bacon
                              ----------------------------------
                              JOHN C. BACON, Individually

                              Date:  9 March, 1998
                                     ---------------------------

                                   EXHIBIT A

                            TO AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT
                               WITH JOHN C. BACON


                               Duties of Employee
                               ------------------

     The following duties of Employee may be modified, reduced or revised by the Board of Directors in its discretion and upon providing notice to Employee:

     1. Manage the daily business and affairs of the Company.

     2. Exercise general supervision and administration over all daily affairs of the Company with power to make and execute all contracts, leases and other documents or instruments in the conduct of the regular and ordinary business of the Company, subject to and unless otherwise directed by the Board of Directors.

     3. Exercise general supervision over other officers and agents of the Company.

     4. Ensure that all orders and resolutions of the Board of Directors are carried into effect.

     5. Formulate and implement business plans of the Company as approved by the Board of Directors.

     6. Do and perform all such other acts as specified in the Bylaws of the Company or as directed by the Board of Directors of the Company.

     7. Comply with all policies, restrictions and procedures adopted by the Company or the Board of Directors relating to the sale or purchase of securities of the Company including all U.S. and Norwegian rules and regulations relating thereto.

                                   EXHIBIT B

                            TO AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT
                               WITH JOHN C. BACON


                               Bonus Arrangement
                               -----------------


     1.  Cash Bonus.  Pursuant to Section 5B., the Company shall pay Employee a
         -----------
cash bonus in the amount of $500,000 ("Cash Bonus") within thirty (30) days after the first to occur of either:

         (a)  the Offering Closing Date; or

         (b)  a Change in Control.

     2.  Termination.  The obligations of the Company to pay any bonuses or
         -----------
grant any options as set forth in this Agreement shall terminate in all respects upon termination of this Agreement for any reason. Employee shall not be entitled to any bonus payment or option grant as set forth above unless Employee is employed by the Company as of the date on which the applicable bonus or option grant is to be made as set forth in this Agreement.

                                   EXHIBIT C


                       TO EXECUTIVE EMPLOYMENT AGREEMENT
                               WITH JOHN C. BACON

                  1994 Amended and Restated Stock Option Plan
                  -------------------------------------------




                             [Attached to original]

                                   EXHIBIT D

                            TO AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT
                               WITH JOHN C. BACON

                               Stock Option Terms
                               ------------------


   1. OPTION GRANT NO. 1.

      Subject to the terms of the Plan, the Company shall grant Employee options to purchase common stock of the Company on the following terms:

          (a) Date of Grant:  Effective Date

          (b) Exercise Price Per Share: The exercise price per share of the Company's common stock shall equal $7.26, the closing price on the Effective Date of the Company's common stock traded on the Oslo Stock Exchange.

          (c) Term of Option:    10 years from the Effective Date

          (d) Shares Subject to Option and Vesting: 500,000 vesting during Employee's employment with Company as follows:

              (i) 166,667 options vesting on February 16, 1999, of which 13,774 options will be designated as incentive stock options, as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs");

              (ii) an additional 166,667 options vesting on February 16, 2000, of which 13, 774 options will be designated as ISOs;

              (iii) an additional 166,666 options vesting on February 16, 2001, of which 13, 774 options will be designated as ISOs.

These options shall vest on a Change of Control, defined as set forth below.



   2. OPTION GRANT NO. 2.

     Subject to the terms of the Plan, the Company shall grant Employee options to purchase common stock of the Company according to the following terms:

          (a)  Date of Grant:  Effective Date

          (b) Exercise Price Per Share: The option exercise price per share of the Company's common stock shall equal the closing price on the Effective Date of the Company's common stock traded on the Oslo Stock Exchange.

          (c)  Term of Option:  10 years from the Effective Date

          (d) Shares Subject to Option and Vesting: 250,000 options shall vest during Employee's employment with Company upon the first to occur of the following:

              (i)  the Offering Closing Date;

              (ii)  a Change in Control; or

              (iii) Employee completing seven (7) years of Continuous Service following the Effective Date.

   3. OPTION GRANT NO. 3.

      Subject to the terms of the Plan, the Company shall grant Employee options to purchase common stock of the Company according to the following terms:

          (a) Date of Grant:  Effective Date

          (b) Exercise Price Per Share: The option exercise price per share of the Company's common stock shall equal the closing price on the Effective Date of the Company's common stock traded on the Oslo Stock Exchange.

          (c) Term of Option:   10 years from the Effective Date

          (d) Shares Subject to Option and Vesting: 250,000 options shall vest during Employee's employment with Company upon the first to occur of the following:

              (i) one hundred and eighty (180) days after the Offering Closing Date;

              (ii) Employee completing seven (7) years of Continuous Service following the Effective Date; or

              (iii) a Change in Control.

     4. If for any reason the Company is prohibited by applicable corporate or securities laws from granting the options as set forth above or on the date as set forth therein, then the obligation of the Company shall be effective as of the first day on which such prohibition lapses or is no longer in effect.

     5. For purposes of this Agreement, a "Change in Control" means the closing of a transaction during the Term in which the Company's then current shareholders owning the then currently issued and outstanding shares of common stock receive consideration valued at $250 million or greater as determined by the Board of Directors and where:

         (a) the beneficial ownership of ninety percent (90%) or more of the then current issued and outstanding common stock of the Company (or other securities having generally the right to vote for election of the Board of Directors) shall be sold, assigned or otherwise transferred to one party, other than an existing shareholder or optionholder of the Company, whether by sale or issuance of common stock or other securities or otherwise; or

         (b) the Company shall sell, assign or otherwise transfer assets (but other than stock or other securities of subsidiaries or the grant of license to intangible assets in the ordinary course of business) having a fair market value of ninety percent (90%) or more of the total value of the assets of the Company to one party, other than an existing shareholder or optionholder of the Company or a majority-held subsidiary of the Company.

     Notwithstanding the above, the following shall not constitute a "Change in Control" as used herein:

               (i) with respect to subsection (b) above only, any conveyance, transfer or grant to an entity of a collateral assignment of security title to or security interest in any goods, accounts, inventory, general intangibles or other assets of the Company or any of its subsidiaries to secure the obligations of the Company or any of its subsidiaries to such entity or entities, or the exercise of any rights or remedies by such entity after a default of corporate indebtedness; or

               (ii) any corporate reorganization where the resulting corporate entity or entities are controlled by a majority in interest of the then current shareholders of the Company.

     6. For purposes of this Agreement, a "Change of Control" means any transaction or series of related transactions occurring within a ninety (90) day period, whereby (i) the beneficial ownership of fifty percent (50%) or more of the then outstanding Common Stock of the Company (or other securities having generally the right to vote for election of the Board) shall be sold, assigned or otherwise transferred to one party, other than an existing shareholder or optionholder of the Company, whether by sale or issuance of common stock or other securities or otherwise, or (ii) the Company shall sell, assign or otherwise transfer assets (but other than stock or other securities of subsidiaries or the grant of licenses to intangible assets in the ordinary course of business) having a fair market value of fifty percent (50%) or more of the total value of the assets of the Company to one party, other than an existing shareholder or optionholder of the Company or a majority-held subsidiary of the Company. Notwithstanding the above, the following shall not constitute a "Change of Control" as used herein: (a) the closing of an underwritten offering of the Company's Common Stock following the declaration of effectiveness by the SEC under the Securities Act of 1933, as amended, ("Offering"), (b) the closing of an offering of Shares in any amount by the Company on the Oslo Stock Exchange, or (c) with respect to subsection (ii) above only, any conveyance, transfer or grant to an entity of a collateral assignment of security title to or security interest in any goods, accounts, inventory, general intangibles or other assets of the Company or any of its subsidiaries to secure the obligations of the Company or any of its subsidiaries to such entity or entities, or the exercise of any rights or remedies by such entity after a default of corporate indebtedness, or (c) any corporate reorganization where the resulting corporate entity or entities are controlled by a majority in interest of the then current shareholders of the Company.

                                   EXHIBIT E

                       TO EXECUTIVE EMPLOYMENT AGREEMENT
                               WITH JOHN C. BACON

                              Additional Benefits
                              -------------------


     During the Term, Employee shall receive an automobile allowance of $800.00 per month and membership in the Buckhead Club (or such other club as may be mutually agreeable to Employee and the Board of Directors).